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                                                               EXHIBIT 10(a)
                                    Form of

                               KOGER EQUITY, INC.

                             RESTRICTED STOCK AWARD

         This is a restricted stock award (the "Award") granted by action of the Compensation Committee of the Board of Directors of Koger Equity, Inc. (the "Company") to __________________ (the "Executive and/or Director") under the Company's 1998 Equity and Cash Incentive Plan (the "Plan") on March 5, 1999, to be effective May 1, 1999, and the grant was ratified by the Board of Directors of the Company on May 20, 1999. Subject to the terms and conditions set forth below and the additional terms and conditions set forth in the Plan, the Executive and/or Director is granted _______ shares of Koger Equity, Inc. common stock (the "Shares").

         Until a Share becomes vested, it will be nontransferable and forfeitable. Vesting will be determined as follows:

         (1) All the Shares will become vested as of December 31, 1999 (the "Determination Date"), if for the year ending on the Determination Date, the Company achieves a per common share increase in funds from operations of 10.6% or greater.

         (2) Fifty percent of the Shares will become vested as of the Determination Date if, for the year ending on the Determination Date, the Company achieves a per common share increase in funds from operation of at least 8% but less than 10.6%.

         (3) All the Shares will become vested immediately if a Change of Control (as defined in Exhibit A hereof) occurs on or before the Determination Date.

All Shares that do not become vested on or before the Determination Date will be forfeited as of that Date, and the Executive and/or Director will have no further rights to or interest in such Shares.

         Prior to the Determination Date the certificates representing the Shares will be held by the Corporate Secretary during which time the Executive and/or Director will be entitled to vote, and receive dividends and any other distributions with respect to the Shares.

                                              Koger Equity, Inc.
                                              By: /s/ W. Lawrence Jenkins
                                                  -----------------------------
                                                  W. Lawrence Jenkins
                                                  Vice President Administration
                                                  and Corporate Secretary



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                                   EXHIBIT A

"Change of Control" means the occurrence of any of the following events:

                  (1) any Person becomes the owner, directly or indirectly, of more than 25% of the Company's Common Stock; or

                  (2) individuals who, on the Effective Date constitute the Board of Directors of the Company (the "Continuing Directors") cease for any reason to constitute at least 75% of such Board (a "Board Change"); provided, however, that an individual becoming a director after the Effective Date whose election or nomination for election by the Company's shareholders, was approved by a vote of at least 75% of the Continuing Directors will be treated for this purpose as a Continuing Director, but excluding from treatment as a Continuing Director any such individual whose initial assumption of office occurs as a result of (i) either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) any acquisition, merger, reorganization or consolidation or other transaction to which the Company is a party and which contemplates a Board Change; or

                  (3) there is executed an agreement of acquisition, merger ,reorganization, consolidation or other transaction which contemplates either (i) that all or substantially all of the business and/or assets of the Company will be owned or controlled by a Person or Persons other than the Persons owning or controlling such business and assets on the Effective Date or (ii) that a Board Change will occur, provided, however, that if such agreement requires, as a condition precedent, approval by the Company's shareholders, a Change of Control will not be deemed to have occurred until such approval has been obtained.

For purposes of this definition the following terms have the meanings set forth below:

         "Common Stock" means the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock that such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise; provided, however, that the term Common Stock will not include shares of preferred stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company expressly so determines in any future transaction.



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         A Person will be deemed to be the "owner" of any Common Stock of which the Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

         "Person" will have the meaning used in Section 13(d) of the Exchange Act, except that "Person" will not include (i) the Executive, an Executive Related Party, or any group of which the Executive or an Executive Related Party is a member, (ii) the Company or a wholly owned subsidiary of the Company or (iii) an employee benefit plan (or related trust) of the Company or of a wholly owned subsidiary.

         An "Executive Related Party" will mean any affiliate or associate of the Executive other than the Company or a subsidiary of the Company. The terms "affiliate" and "associate" will have the meanings ascribed in Rule 12b-2 under the Exchange Act. The term "registrant" in the definition of "associate" means, in this case, the Company.



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